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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Allegheny Technologies Incorporated of our report dated January 19, 2004 (except for Note 16, as to which the date is February 17, 2004, and except for Note 14, as to which the date is March 10, 2004), included in the 2003 Annual Report to Shareholders of Allegheny Technologies Incorporated.

We consent to the incorporation by reference in Registration Statement (as may be amended) Nos. 333-08235, 333-10225, 333-10227, 333-10229, 333-10245,
333-46695, 333-45965, 333-48649, 333-59161, 333-46796, 333-54712, and 333-61210
of Allegheny Technologies Incorporated of our report dated January 19, 2004 (except for Note 16, as to which the date is February 17, 2004, and except for Note 14, as to which the date is March 10, 2004) with respect to the consolidated financial statements of Allegheny Technologies Incorporated, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                /s/ Ernst & Young LLP
                                                ------------------------------



Pittsburgh, Pennsylvania
March 12, 2004